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                                                                     Exhibit 4.1

CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                                                                 Execution Draft

                               DATED 25 MARCH 2002

                            PRIMACOM MANAGEMENT GMBH
                                   AS BORROWER

                         THE COMPANIES SPECIFIED HEREIN
                             AS ORIGINAL GUARANTORS

                                   PRIMACOM AG
                               AS HOLDING COMPANY

                       BANK OF AMERICA SECURITIES LIMITED
                                BARCLAYS CAPITAL
                         DRESDNER BANK AG, LONDON BRANCH
                          FORTIS BANK (NEDERLAND) N.V.
                                  ING BANK N.V.
                                 J.P. MORGAN plc
                         THE ROYAL BANK OF SCOTLAND PLC
                                       AND
                             TD BANK EUROPE LIMITED
                                AS LEAD ARRANGERS

                           J.P. MORGAN EUROPE LIMITED
                                    AS AGENT

                                 J.P. MORGAN AG
                        AS FRONTING BANK, OVERDRAFT BANK
                              AND SECURITY TRUSTEE

                                   AND OTHERS

     -----------------------------------------------------------------------
                       AMENDMENT AND RESTATEMENT AGREEMENT
                                  RELATING TO A
                      EURO 1,000,000,000 FACILITY AGREEMENT
                             DATED 18 SEPTEMBER 2000
     -----------------------------------------------------------------------

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THIS AGREEMENT is dated 25 March 2002 and made between:

(1)  PRIMACOM MANAGEMENT GMBH as borrower (the "BORROWER");

(2)  EACH OF THE PERSONS named in Schedule 1 (each an "ORIGINAL GUARANTOR");

(3)  PRIMACOM AG (the "HOLDING COMPANY");

(4) BANK OF AMERICA SECURITIES LIMITED, BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC), DRESDNER BANK AG, LONDON BRANCH, FORTIS BANK (NEDERLAND) N.V., ING BANK N.V., J.P. MORGAN PLC (AS SUCCESSOR TO CHASE MANHATTAN PLC), THE ROYAL BANK OF SCOTLAND PLC and TD BANK EUROPE LIMITED as lead arrangers (the "LEAD ARRANGERS");

(5)  J.P. MORGAN EUROPE LIMITED as agent (the "AGENT");

(6)  J.P. MORGAN AG as fronting bank (the "FRONTING BANK");

(7) J.P. MORGAN AG as overdraft bank (the "OVERDRAFT BANK") and security trustee (the "SECURITY TRUSTEE"); and

(8) THE FINANCIAL INSTITUTIONS named in Schedule 2 of this Agreement (the "BANKS").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS
     In this Agreement:

     "AMENDMENT DATE" has the meaning ascribed to it in the Co-ordination Agreement.

     "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "CO-ORDINATION AGREEMENT" means the agreement dated on or about the date of this Agreement and made between, among others, each of the parties hereto and each of the parties to the Second Secured Facility.

     "EFFECTIVE DATE" means the date on which the Agent confirms to the Banks and the Borrower that it has received each of the documents listed in
     Schedule 3 (CONDITIONS PRECEDENT) in a form and substance satisfactory to the Agent.

     "INTERCREDITOR AGREEMENT" has the meaning ascribed to it in the Restated Agreement.

     "ORIGINAL FACILITY AGREEMENT" means the EURO 1,000,000,000 Facility Agreement dated 18 September 2000 and made between the Borrower, the Original Guarantors, the Holding Company, the Agent, the Security Trustee, the Lead Arrangers, the Fronting Bank, the Overdraft Bank and the Banks.

                                      - 1 -
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     "RESTATED AGREEMENT" means the Original Facility Agreement, as amended and restated by this Agreement, the terms of which are set out in the Exhibit (RESTATED AGREEMENT) attached hereto.

     "SECOND SECURED FACILITY" has the meaning ascribed to it in the Restated Agreement.

     "SECOND SECURED SECURITY DOCUMENTS" has the meaning ascribed to it in the Restated Agreement.

     "UNWIND" means, among other things, the cancellation of the Intercreditor Agreement and the Second Secured Security Documents and the amendment and restatement of the Second Secured Facility pursuant to the Co-ordination Agreement.

1.2  INCORPORATION OF DEFINED TERMS
     (a) Unless a contrary indication appears, a term used in any other Facility Document or in any notice given under or in connection with any Facility Document has the same meaning in that Facility Document or notice as in this Agreement.

     (b) Terms defined in and the principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3  CLAUSES
     (a) In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

     (b)     Clause and Schedule headings are for ease of reference only.

2.   RESTATEMENT

2.1  RESTATEMENT OF THE ORIGINAL FACILITY AGREEMENT
     Subject to Clause 2.2 (UNWIND), with effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in the Exhibit (RESTATED AGREEMENT).

2.2  UNWIND
     2.2.1 Subject to sub-clause 2.2.2, in the event of an Unwind, the amendments made to the Original Facility Agreement pursuant to this Amendment Agreement shall be cancelled on the Amendment Date.

     2.2.2 Amendments made to the Original Facility Agreement (a) which relate to Acquisitions and Permitted Acquisitions shall survive any cancellation pursuant to sub-clause 2.2.1; (b) which relate to the Second Secured Facility shall survive any cancellation pursuant to sub-clause 2.2.1 so that such facility shall apply in its amended and restated form, as contemplated by and as set out in the Co-ordination Agreement; and (c) which delete clause 22.7 (TOTAL
             DEBT) in the Original Facility Agreement shall survive any cancellation pursuant to sub-clause 2.2.1.

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     2.2.3   In the event of an Unwind, the pro forma interest ratio covenant contained in Clause 22.6 of the Original Facility Agreement shall apply as if the Second Secured Facility had been fully drawn on 26 March 2002 with an applicable interest rate of 16% (as further described in clause 10 of the Co-ordination Agreement) and the Borrower and the Holding Company shall deliver a further Compliance Certificate on the Amendment Date in respect of the financial condition of the Financial Group as at 31 March 2002 as if such drawing had taken place.

3.   REPRESENTATIONS

     The Borrower, the Holding Company and the Original Guarantors make the Repeated Representations contained in the Original Facility Agreement (and the representations set out in sub-clauses 20.2.3, 20.2.5 and 20.3.1 thereof) as if each reference in those representations to "this Agreement" or "the Facility Documents" includes a reference to (a) this Agreement and
     (b) the Restated Agreement.

4.   CONTINUITY AND FURTHER ASSURANCE

4.1  CONTINUING OBLIGATIONS
     The provisions of the Facility Documents shall, subject to the Co-ordination Agreement and save as amended in this Agreement, continue in full force and effect.

4.2  FURTHER ASSURANCE
     Each of the Borrower, the Holding Company and the Original Guarantors shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.   FEES, COSTS AND EXPENSES

5.1  TRANSACTION EXPENSES
     The Borrower shall, promptly on demand of the Agent, pay the Agent the amount of all reasonable costs and expenses (including without limitation, legal fees) together with any VAT thereon, incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement. Any claims by the Agent or the Arrangers made upon the Borrower pursuant to this Clause shall be accompanied by appropriate invoices.

5.2  ENFORCEMENT COSTS
     The Borrower shall, promptly on demand of the Agent, reimburse each Finance Party for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of each such Finance Party under this Agreement.

5.3  STAMP TAXES
     The Borrower shall pay all stamp, registration and other taxes to which this Agreement or any judgement given in connection therewith is or at any time may be subject and shall, promptly on demand of the Agent, indemnify the Finance Parties against any

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     liability, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

5.4  AMENDMENT FEE
     The Borrower shall pay to the Agent for the account of each Bank party hereto an amendment fee in an amount equal to one half of one per cent. (50 basis points) of the amount of such Bank's Commitment immediately following prepayment of EURO 375,000,000 of the Facility on 26 March 2002, such fee to be paid by no later than five Business Days after the date hereof.

6.   MISCELLANEOUS

6.1  WAIVER
     The Banks waive the breach of Clause 22.7 (TOTAL DEBT) of the Original Facility Agreement which was notified to them by the Agent on 21 March 2002.

6.2  INCORPORATION OF TERMS
     The provisions of clause 41 (REMEDIES AND WAIVERS), clause 42 (PARTIAL INVALIDITY), clause 47 (GOVERNING LAW), and clause 48 (JURISDICTION) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

6.3  COUNTERPARTS
     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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                                   SCHEDULE 1

                             THE ORIGINAL GUARANTORS

Communikabel Holding B.V.

Communikabel N.V.

Decimus Beteiligungs-und Verwealtungsgesellschaft mbH

PrimaCom Niedersachsen GmbH, Hannover (formerly known as Grossgemeinschaft -
  Antennenanlagen Lizenz und Betriebs GmbH, Osnabruck)

Kabelfernsehen Plauen GmbH, Plauen

Kabel-Fernsehen Leipzig Verwaltungs GmbH, Leipzig

KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG, Mainz

KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH, Mainz

Noord Holland Digitaal B.V.

N.V. Multikabel (formerly known as N.V. Kabeltelevisie Kop Noord-Holland)

PrimaCom Aachen GmbH (formerly known as Kabelcom Aachen Gesellschaft fur
  Kabelkommunikation mbH, Aachen)

PrimaCom Angelbachtal GmbH (formerly known as Dritte Kabelvision Management
  Beteiligungs Verwaltungs GmbH, Eschborn)

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Berlin, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Hoyerswerda, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Leipzig, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Nordwest, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Plauen, Mainz

PrimaCom Kabelbetriebsgesellschaft mbH & Co. KG, Region Sudwest, Mainz

PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH, Mainz

PrimaCom Marketing & Development GmbH (formerly known as PrimaCom
  Kabelbetriebsgesellschaft Chemnitz mbH, Mainz)

PrimaCom Mettlach GmbH & Co. KG, Mainz

PrimaCom Netherlands Holding B.V.

PrimaCom Nettetal GmbH & Co. KG, Mainz

PrimaCom Network & Operations GmbH, Mainz (formerly known as Kabelvision
  Delitzsch Verwaltungs GmbH, Leipzig)

PrimaCom Nord GmbH, Mainz

PrimaCom Kabelprojekt GmbH (formerly known as Suweda Kabelprojekt GmbH, Mainz)

PrimaCom Projektmanagement Verwaltungs GmbH Mainz (formerly known as KabelMedia
  Projektmanagement Kommunikationsnetze Verwaltungs GmbH, Leipzig)

PrimaCom Angelbachtal GmbH & Co. KG, Mainz

PrimaCom Berlin GmbH (formerly known as ISIT Ingenieurgesellschaft fur
  Satelliten-Informations-und Telekommunikations-technik MbH, Frankfurt)

PrimaCom Region Berlin GmbH & Co. KG, Ahrensfelde

PrimaCom Region Dresden GmbH (formerly known as Erste Kabelvision Management
  Beteiligungs verwatlungs GmbH, Eschborn)

PrimaCom Region Dresden GmbH & Co.KG, Mainz

PrimaCom Region Leipzig GmbH & Co. KG, Leipzig

PrimaCom Region Magdeburg GmbH (formerly known as Antennen-Lindemann
  Verwaltungs GmbH)

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PrimaCom Region Magdeburg GmbH & Co. KG, Magdeburg

PrimaCom Schwerin GmbH (formerly known as Innocom Schwerin Kabel-Antennen-und
  Kommunikationsanlagen Service Verwaltungs GmbH, Eschborn)

PrimaCom Region Schwerin GmbH & Co. KG, Schwerin

PrimaCom Region Sudwest II GmbH (formerly known as Acotec Kabelvision GmbH)

PrimaCom Region Wiesbaden GmbH (formerly known as Kabelcom Wiesbaden
  Gesellschaft fur BreitbandkabelKommunikation Beteiligungs GmbH, Wiesbaden)

PrimaCom Stormarn GmbH & Co. KG, Mainz

PrimaCom Sudwest I GmbH (formerly known as Kabelvision Wiedmann-Dettwiler
  St. Georgen Verwaltungs GmbH, Angelbachtal)

PrimaCom Sudwest I GmbH & Co. KG, Angelbachtal

PrimaCom Verl GmbH & Co. KG, Mainz

RFH Regionalfernsehen Harz Verwaltungs GmbH (formerly know as ad media
  Gesellschaft mit beschrankter Haftung)

RFH Regionalfernsehen Harz GmbH & Co. KG (formerly known as ad media
  Gesellschaft mit beschrankter Haptung & Co. Local TV KG)

Telekommunikations GmbH Kirchheimbolanden

Zweite Kabelvision Management Beteiligungs GmbH & Co. KG, Mainz

Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH, Frankfurt

PrimaCom Projektmanagement GmbH, Mainz

PrimaCom Projektmanagement GmbH & Co. KG, Mainz

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                                   SCHEDULE 2

                                    THE BANKS

BANK

Bank of America N.A.

Bankgesellschaft Berlin AG London Branch

Barclays Bank plc

Bayerische Hypo-und Vereinsbank AG

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

Dresdner Bank AG, Hamburg

Entenial

Fortis Bank (Nederland) N.V.

IBM Deutschland Kreditbank GMBH

ING Bank NV

JP Morgan Chase Bank

Landesbank Rheinland-Pfalz Girozentrale

Lehman Commercial Paper Inc.

The Governor and Company of the Bank of Scotland

The Royal Bank of Scotland plc

The Toronto-Dominion Bank

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                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

1.   OBLIGORS

1.1 Either (a) a copy of the current constitutional documents of each Obligor and the Holding Company; or (b) to the extent that (a) is not possible to achieve by 26 March 2002, a certificate of the Borrower in respect of each Obligor and a certificate of the Holding Company certifying that there have been no changes to the constitutional documents of such Obligor or the Holding Company (other than as specified in such certificate) since 18 September 2000 or, in respect of the Obligors which have acceded to the Original Facility Agreement in October 2001, since 9 October 2001.

1.2  The following authorisations:

     1.2.1 A copy certified at the date hereof a true copy by a duly authorised officer or managing director of the Borrower of the shareholder resolution approving the execution, delivery and performance by the Borrower and each other German Obligor of this Agreement and each of the documents listed in Section 3 below to which each German Obligor is party, and the terms and conditions thereof.

     1.2.2 A copy certified at the date hereof a true copy by a duly authorised officer or managing director of the Holding Company of the resolution of the Supervisory Board approving the restructuring of the working capital facility.

     1.2.3 A copy certified at the date hereof a true copy by a duly authorised officer or managing director of each Dutch Obligor of the shareholder resolution approving the execution, delivery and performance by such Dutch Obligor of this Agreement and each of the documents listed in Section 3 below to which such Dutch Obligor is party, and the terms and conditions thereof and authorising a named person or persons to sign this Agreement and such documents listed in Section 3 below to which such Dutch Obligor is party.

     1.2.4 A copy certified at the date hereof a true copy by a duly authorised officer or managing director of the Dutch Obligors of the resolution of the Management Board approving the execution, delivery and performance by the Dutch Obligors of this Agreement and each of the documents listed in Section 3 below to which the Dutch Obligors are party, and the terms and conditions thereof and authorising a named person or persons to sign this Agreement and such documents listed in Section 3 below to which the Dutch Obligors are party.

1.3  The following signing authorities:

     1.3.1 Evidence of the authority of each person authorised to sign this Agreement and the documents referred to in section 3 to the extent that, using all reasonable efforts, such evidence can be provided prior to 26 March 2002; and

     1.3.2 A specimen of the signature of each authorised signatory of the Borrower and the Holding Company.

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1.4  A certificate of an authorised signatory of the Borrower  certifying that

     1.4.1 each copy document provided as a condition precedent pursuant to this Agreement and relating to any Obligor is correct, complete and in full force and effect as at the date of the Amendment Agreement unless disclosed otherwise;

     1.4.2   the shareholder resolutions referred to under 1.2.1, 1.2.3 and
             1.2.4 have not been amended, revoked, superseded or changed in any way;

     1.4.3 the execution of this Agreement and the documents listed in section 3 and the performance of the obligations thereunder and under the Restated Agreement are within the corporate powers of each Obligor, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of the powers of such Obligor (whether imposed by law, Decree, rule, regulation, its constitutive documents or agreement or otherwise) to be exceeded or breached; and

     1.4.4 that no member of the Group is insolvent on a balance sheet test (UBERSCHULDET) and is not unable to meet its debts as they fall due (ZAHLUNGSUNFAHIG) and stating (in the case of any Group member in respect of which a Commercial Register extract has not been delivered) the capitalisation of each such member of the Group on the date of such certificate.

1.5 A certificate of an authorised signatory of the Holding Company certifying that:

     1.5.1 each copy document provided as a condition precedent pursuant to this Agreement and relating to it is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Agreement unless disclosed otherwise;

     1.5.2 the Supervisory Board resolution referred to under 1.2.2 has not been amended, revoked, superseded or changed in any way;

     1.5.3 the execution of this Agreement and the documents listed in section 3 and the performance of the obligations thereunder and under the Restated Agreement are within the corporate powers of the Holding Company, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of the powers (whether imposed by law, Decree, rule, regulation, its constitutive documents or agreement or otherwise) of the Holding Company to be exceeded or breached.

2.   LEGAL OPINIONS

Legal opinions, as follows, substantially in the form distributed prior to the signing of the Amendment Agreement:

2.1  A legal opinion of Clifford Chance LLP, London counsel to the Agent.

2.2  A legal opinion of Clifford Chance Punder, Frankfurt counsel to the Agent.

2.3  A legal opinion of Clifford Chance Amsterdam, Dutch counsel to the Agent.

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3.   DOCUMENTS

3.1 A duly executed original of the Second Secured Facility and the loan facility between the Holding Company and the Borrower relating thereto, each in substance satisfactory to the Agent together with evidence satisfactory to the Agent that both the Second Secured Facility and the inter-company loan facility are available for drawing.

3.2  A duly executed original of the Intercreditor Agreement.

3.3  Certified executed copies of the Second Secured Security Documents.

3.4  A duly executed original of the Co-ordination Agreement.

4.   OTHER DOCUMENTS AND EVIDENCE

4.1 A certified copy of the resolutions evidencing the Management Board's and the Supervisory Board's approval of the financing structure in the context of the key financial elements of the ten year business plan.

4.2 Evidence that all fees due from the Obligors in connection with the Amendment Agreement shall be paid out of the proceeds of the first drawdown to take place under the Restated Facility Agreement after the Effective Date.

4.3 Evidence that the process agent referred to in the Intercreditor Agreement and the Co-ordination Agreement has accepted its appointment.

4.4  A report from Deloitte & Touche, as reporting accountants.

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SIGNATURES

THE HOLDING COMPANY

PRIMACOM AG

By:


THE BORROWER

PRIMACOM MANAGEMENT GMBH, ESCHBORN

By:


THE ORIGINAL GUARANTORS

PRIMACOM REGION SUDWEST II GMBH (FORMERLY KNOWN AS ACOTEC KABELVISION GMBH)

By:


RFH REGIONALFERNSEHEN HARZ VERWALTUNGS GMBH (FORMERLY KNOWN AS AD MEDIA
  GESELLSCHAFT MIT BESCHRANKTER HAFTUNG)

By:


RFH REGIONALFERNSEHEN HARZ GMBH & CO, KG (FORMERLY KNOWN AS AD MEDIA
  GESELLSCHAFT MIT BESCHRANKTER HAFTUNG & CO. LOCAL TV KG)

By:


COMMUNIKABEL HOLDING B.V.

By:


COMMUNIKABEL N.V.

By:

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DECIMUS BETEILIGUNGS-UND VERWALTUNGSGESELLSCHAFT MBH

By:


PRIMACOM NIEDERSACHSEN GMBH, HANNOVER (FORMERLY KNOWN AS GROSSGEMEINSCHAFT -
  ANTENNENANLAGEN LIZENZ UND BETRIEBS GMBH, OSNABRUCK)

By


PRIMACOM AACHEN GMBH (FORMERLY KNOWN AS KABELCOM AACHEN GESELLSCHAFT FUR
  KABELKOMMUNIKATION MBH, AACHEN)

By:


PRIMACOM REGION WIESBADEN GMBH (FORMERLY KNOWN AS KABELCOM WIESBADEN
  GESELLSCHAFT FUR BREITBANDKABELKOMMUNIKATION BETEILIGUNGS GMBH, WIESBADEN)

By:


KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS GMBH & CO. KG, MAINZ

By:


KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS VERWALTUNGS GMBH, MAINZ

By:


PRIMACOM NETWORK & OPERATIONS GMBH, MAINZ (FORMERLY KNOWN AS KABELVISION
  DELITZSCH VERWALTUNGS GMBH, LEIPZIG)

By:

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NOORD HOLLAND DIGITAAL B.V.

By:


N.V. MULTIKABEL (FORMERLY KNOWN AS N.V. KABELTELEVISIE KOP NOORD-HOLLAND)

By:


PRIMACOM ANGELBACHTAL GMBH (FORMERLY KNOWN AS DRITTE KABELVISION MANAGEMENT
  BETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN)

By:


PRIMACOM NORD GMBH, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION BERLIN, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION HOYERSWERDA, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION LEIPZIG, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION NORDWEST, MAINZ

By:

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PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION PLAUEN, MAINZ

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION SUDWEST, MAINZ

By:


PRIMACOM MARKETING & DEVELOPMENT GMBH (FORMERLY KNOWN AS PRIMACOM
  KABELBETRIEBSGESELLSCHAFT CHEMNITZ MBH, MAINZ)

By:


PRIMACOM METTLACH GMBH & CO. KG, MAINZ

By:


PRIMACOM NETTETAL GMBH & CO. KG, MAINZ

By:


PRIMACOM PROJEKTMANAGEMENT GMBH, MAINZ

By:


PRIMACOM PROJEKTMANAGEMENT GMBH & CO. KG, MAINZ

By:


PRIMACOM PROJEKTMANAGEMENT VERWALTUNGS GMBH MAINZ (FORMERLY KNOWN AS KABELMEDIA
  PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE VERWALTUNGS GMBH, LEIPZIG)

By:

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PRIMACOM BERLIN GMBH & CO. KG, AHRENSFELDE

By:


PRIMACOM BERLIN GMBH

By:


PRIMACOM REGION DRESDEN GMBH & CO.KG, MAINZ

By:


PRIMACOM REGION DRESDEN GMBH

By:


PRIMACOM REGION LEIPZIG GMBH & CO. KG, LEIPZIG

By:


KABEL-FERNSEHEN LEIPZIG VERWALTUNGS GMBH, LEIPZIG

By:


PRIMACOM REGION MAGDEBURG GMBH & CO. KG, MAGDEBURG

By:


PRIMACOM REGION MAGDEBURG GMBH (FORMERLY KNOWN AS ANTENNEN-LINDEMANN
  VERWALTUNGS GMBH)

By:


KABELFERNSEHEN PLAUEN GMBH, PLAUEN (FORMERLY KNOWN AS PRIMACOM REGION PLAUEN
  VERWALTUNGS GMBH)

By:

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PRIMACOM REGION SCHWERIN GMBH & CO. KG, SCHWERIN

By:


PRIMACOM SCHWERIN GMBH (FORMERLY KNOWN AS INNOCOM SCHWERIN KABEL-ANTENNEN-UND
  KOMMUNIKATIONSANLAGEN SERVICE VERWALTUNGS GMBH, ESCHBORN)

By:


PRIMACOM STORMARN GMBH & CO. KG, MAINZ

By:


PRIMACOM SUDWEST I GMBH & CO. KG, ANGELBACHTAL

By:


PRIMACOM SUDWEST I GMBH (FORMERLY KNOWN AS KABELVISION WIEDMANN-DETTWILER
  ST. GEORGEN VERWALTUNGS GMBH, ANGELBACHTAL)

By:


PRIMACOM VERL GMBH & CO. KG, MAINZ

By:


PRIMACOM KABELPROJEKT GMBH (FORMERLY KNOWN AS SUWEDA KABELPROJEKT GMBH, MAINZ)

By:


TELEKOMMUNIKATIONS GMBH KIRCHHEIMBOLANDEN

By:

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ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG, MAINZ

By:


ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, FRANKFURT

By:


PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH, MAINZ

By:


PRIMACOM NETHERLANDS HOLDING B.V.

By:


PRIMACOM ANGELBACHTAL GMBH & CO. KG, MAINZ

By:


THE AGENT

J.P. MORGAN EUROPE LIMITED

By:


THE SECURITY TRUSTEE

J.P. MORGAN AG

By:

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THE LEAD ARRANGERS

BANK OF AMERICA SECURITIES LIMITED

By:


BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC)

By:


DRESDNER BANK AG, LONDON BRANCH

By:


FORTIS BANK (NEDERLAND) N.V.

By:


ING BANK N.V.

By:


J.P. MORGAN PLC

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


TD BANK EUROPE LIMITED

By:


THE FRONTING BANK
J. P. MORGAN AG

By:

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THE OVERDRAFT BANK

J.P. MORGAN AG

By:


THE BANKS

BANK OF AMERICA N.A.

By:


BANKGESELLSCHAFT BERLIN AG LONDON BRANCH

By:


BARCLAYS BANK PLC

By:


BAYERISCHE HYPO-UND VEREINSBANK AG

By:


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:


DRESDNER BANK AG IN HAMBURG

By:


ENTENIAL

By:

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FORTIS BANK (NEDERLAND) N.V.

By:


IBM DEUTSCHLAND KREDITBANK GMBH

By:


ING BANK N.V.

By:


JP MORGAN CHASE BANK

By:


LANDESBANK RHEINLAND-PFALZ GIROZENTRALE

By:


LEHMAN COMMERCIAL PAPER INC.

By:


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:


THE ROYAL BANK OF SCOTLAND PLC

By:


THE TORONTO-DOMINION BANK

By: